U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2007

HQ SUSTAINABLE MARITIME

INDUSTRIES, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33473	62-1407522
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Melbourne Towers, 1511 Third Avenue, Suite 788, Seattle, WA	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 206-621-9888

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms “we”, “us”, “our”, “our company” or “HQSM” refer to HQ Sustainable Maritime Industries, Inc., a Delaware corporation.

Item 8.01	Other Events.

On May 29, 2007, we issued a press release containing certain financial information (EBITDA) for the fiscal year ended December 31, 2006, which was not presented in accordance with GAAP. EBITDA was derived by taking earnings before financing costs, taxes, depreciation and amortization. Our management believes that this non-GAAP measure provides investors with a better understanding of our historical results from our core business operations. The non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP financial information that we provide also may differ from the non-GAAP information provided by other companies. The table below provides a reconciliation of the non-GAAP financial information to the nearest GAAP measure.

HQ SUSTAINABLE MARITIME INDUSTRIES, INC. AND SUBSIDIARIES

(INCORPORATED IN THE STATE OF DELAWARE WITH LIMITED LIABILITY)

RECONCILIATION OF NON-GAAP FINANCIAL DATA

Fiscal Year Ended December 31, 2006
Net income attributable to shareholders	$873,964
Income taxes	967,968
Financing costs	5,183,567
Depreciation and amortization	1,029,672
EBITDA	$8,055,171

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2007

HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

By:	/s/ Norbert Sporns
Name:	Norbert Sporns
Title:	Chief Executive Officer and President